Exhibit 99.1

November 7, 2024
RAVE Restaurant Group, Inc. Reports First Quarter 2025 Results
Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the first quarter of fiscal 2025 ended Sept. 29, 2024.
First Quarter Highlights:
•	The company recorded net income of $0.5 million for the first quarter of fiscal 2025, a 36.3% increase from the same period of the prior year.

•	Income before taxes increased by $0.2 million to $0.7 million for the first quarter of fiscal 2025 compared to the same period of the prior year.

•	Total revenue was $3.1 million for the first quarter of fiscal 2025, the same as it was in the same period of the prior year.

•	Adjusted EBITDA increased by $0.1 million to $0.7 million for the first quarter of fiscal 2025 compared to the same period of 2024.

•	On a fully diluted basis, net income increased by 33% to $0.04 per share for the first quarter of fiscal 2025 compared to $0.03 in the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales decreased 2.1% in the first quarter of fiscal 2025 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 8.7% in the first quarter of fiscal 2025 compared to the same period of the prior year.

•	Cash and cash equivalents were $1.4 million on Sept. 29, 2024.

•	Short-term investments were $7.1 million on Sept. 29, 2024.

•	Pizza Inn domestic unit count finished at 102.

•	Pizza Inn international unit count finished at 26.

•	Pie Five domestic unit count finished at 20.

“We have started the new fiscal year by hitting our 18th consecutive quarter of profitability and are poised for continued financial success,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. “During the quarter, we signed another four-unit development agreement, bringing the total domestic sites contracted for development to 25. Additionally, the new online ordering platform rolled out to the Pizza Inn system at the end of last fiscal year has led to a double-digit increase in online sales.”
“While we are proud of our recent financial performance, we are even more excited about our upcoming innovation and growth initiatives,” continued Solano. “Not only will our new online sales platform, reimage program and new store openings fuel our growth, but we also expect innovation to be key in driving sales. Our recently introduced Sandworm Pizzert - with colorful gummy worms sitting atop green Bavarian cream and sprinkled with green sugar - saw a spike in our dessert sales, attracting the attention of guests of all ages. We plan to follow the Sandworm Pizzert with another major dessert innovation in early December, before introducing main course innovations early next calendar year.”
Solano concluded, “Food improvements aren’t the only innovation in the works. At Pie Five, we’ve designed the ordering flow to reduce the time from when a guest walks in the door until they receive their pizza. In initial testing, the process improvements have increased throughput during peak hours, boosting sales and enhancing the guest experience. We expect this to encourage more frequent visits to Pie Five, especially at lunch when time is often limited.”
Chief Financial Officer Jay Rooney added, “We are off to a solid start to fiscal year 2025. Pizza Inn comparable store sales improved incrementally throughout the quarter. General and Administrative and franchise support expenses continued to be lower than the previous year due to our reorganized corporate structure, delivering an increase in earnings per share. We continue to operate at a cash surplus and our balance sheet remains strong with $8.4 million in cash and liquid short-term investments, which is more than ample to fund the repurchase of shares proposed in our proxy under the reverse/forward split if approved by a shareholder vote in December and then enacted by our board of directors.”
Non-GAAP Financial Measures
The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.
The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.
“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements
Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, the effectiveness of our cost cutting measures, the timing to complete as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

###

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn’s house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America’s favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five’s craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.
Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)
	Three Months Ended
	September 29, 2024	September 24, 2023
REVENUES	$3,050	$3,087

COSTS AND EXPENSES
General and administrative expenses	1,416	1,319
Franchise expenses	995	1,172
Provision (recovery) for credit losses	(17)	25
Interest income	(82)	(2)
Depreciation and amortization expense	43	55
Total costs and expenses	2,355	2,569
INCOME BEFORE TAXES	695	518
Income tax expense	169	132
NET INCOME	$526	$386

INCOME PER SHARE OF COMMON STOCK
Basic	$0.04	$0.03
Diluted	$0.04	$0.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,587	14,154
Diluted	14,799	14,762

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)
	September 29, 2024	June 30, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,383	$2,886
Short-term investments	7,050	4,945
Accounts receivable, less allowance for credit losses of $40 and $57, respectively	1,365	1,411
Notes receivable, current	67	68
Assets held for sale	27	33
Deferred contract charges, current	24	26
Prepaid expenses and other current assets	340	167
Total current assets	10,256	9,536

LONG-TERM ASSETS
Property and equipment, net	159	182
Operating lease right-of-use assets, net	720	817
Intangible assets definite-lived, net	232	252
Notes receivable, net of current portion	70	79
Deferred tax asset, net	4,613	4,756
Deferred contract charges, net of current portion	235	197
Total assets	$16,285	$15,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$443	$359
Accrued expenses	974	915
Operating lease liabilities, current	383	402
Deferred revenues, current	198	343
Total current liabilities	1,998	2,019

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	465	555
Deferred revenues, net of current portion	521	543
Total liabilities	2,984	3,117

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,522,171 and 25,522,171 shares, respectively; outstanding 14,586,566 and 14,586,566 shares, respectively	255	255
Additional paid-in capital	37,636	37,563
Retained earnings	5,438	4,912
Treasury stock, at cost
Shares in treasury: 10,935,605 and 10,935,605 respectively	(30,028)	(30,028)
Total shareholders’ equity	13,301	12,702

Total liabilities and shareholders’ equity	$16,285	$15,819

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three months ended
	September 29, 2024	September 24, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$526	$386
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(66)	—
Stock-based compensation expense	73	79
Depreciation and amortization	23	34
Amortization of operating right-of-use assets	97	112
Amortization of definite-lived intangible assets	20	21
Non-cash lease expense	9	—
Provision (recovery) for credit losses	(17)	25
Deferred income tax	143	108
Changes in operating assets and liabilities:
Accounts receivable	63	48
Notes receivable	—	(48)
Deferred contract charges	(36)	20
Prepaid expenses and other current assets	(173)	(184)
Accounts payable - trade	84	81
Accrued expenses	59	281
Operating lease liabilities	(118)	(127)
Deferred revenues	(167)	(208)
Cash provided by operating activities	520	628

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(5,039)	—
Maturities of short-term investments	3,000	—
Payments received on notes receivable	10	15
Proceeds from sale of assets	6	—
Purchase of definite-lived intangible assets	—	(5)
Purchase of property and equipment	—	(22)
Cash used in investing activities	(2,023)	(12)

Net (decrease)/increase in cash and cash equivalents	(1,503)	616
Cash and cash equivalents, beginning of period	2,886	5,328
Cash and cash equivalents, end of period	$1,383	$5,944

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes (net of refunds)	$50	$5

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three Months Ended
	September 29, 2024	September 24, 2023
Net income	$526	$386
Interest income	(82)	(2)
Income taxes	169	132
Depreciation and amortization	43	55
EBITDA	$656	$571
Stock-based compensation expense	73	79
Franchisee default and closed store revenue	(9)	(64)
Adjusted EBITDA	$720	$586